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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                              SAFESKIN CORPORATION

             (Exact name of registrant as specified in its charter)


            Florida                                        59-2617525
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


       12671 High Bluff Drive
       San Diego, California                             92130
(Address of principal executive offices)               (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /

       Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                         Name of each exchange on which
  to be so registered                         each class is to be registered

         None                                              None


       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.01 par value per share

                               (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.

        Item 1 of the Registrant's Form 8-A filed November 1, 1993 is hereby amended in its entirety to read as follows:

        The description of the Registrant's Common Stock is contained in
Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 1997. Such description and any amendments or reports filed for the purpose of updating such language is incorporated herein by reference.

Item 2. Exhibits

        1.  Amended and Restated Bylaws of the Registrant.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      SAFESKIN CORPORATION


                                      By: /s/ Richard Jaffe
                                         _____________________________________
                                         Name:  Richard Jaffe
                                         Title: Chairman, President and
                                                Chief Executive Officer


Dated: January 2, 1997




                                 EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

   1            Amended and Restated Bylaws of the Registrant